EXHIBIT 99

                     October 30, 2017

Dominion Energy Announces Third-Quarter Earnings

•	Third-quarter 2017 reported earnings of $1.03 per share
•	Third-quarter operating earnings of $1.04 per share compared to guidance of $0.95 to $1.15 per share
•	Company affirms full-year 2017 operating earnings guidance of $3.40 to $3.90 per share

RICHMOND, Va. – Dominion Energy (NYSE: D) today announced unaudited reported earnings determined in accordance with Generally Accepted Accounting Principles (reported earnings) for the three months ended Sept. 30, 2017, of $665 million ($1.03 per share) compared with earnings of $690 million ($1.10 per share) for the same period in 2016.

Operating earnings for the three months ended Sept. 30, 2017, were $672 million ($1.04 per share), compared to operating earnings of $716 million ($1.14 per share) for the same period in 2016.  Operating earnings are defined as reported earnings adjusted for certain items.

The principal difference between reported earnings and operating earnings for the quarter was related to transition and integration costs associated with the Dominion Energy Questar combination.

Dominion Energy uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors.  Dominion Energy also uses operating earnings internally for budgeting, for reporting to the Board of Directors, for the company's incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion Energy management believes operating earnings provide a more meaningful representation of the company's fundamental earnings power.

Thomas F. Farrell II, chairman, president and chief executive officer, said:

"We are pleased with our financial results for the quarter.  In addition, we continue to make material progress on our growth projects and programs and we're on-track for the best safety record in the history of our company.

"On October 13, the FERC issued the Order of Certificate and Public Convenience and Necessity for the Atlantic Coast Pipeline and the associated Supply Header project.  This important milestone brings this critical project one step closer to delivering the affordable, safe, and reliable energy that our customers have asked us to provide.

"The Cove Point Liquefaction construction is effectively complete and the facility is going through its advanced-commissioning phase.  The work continues on-time and on-budget and we expect to be in-service by the end of the year.

"Our 1,588 megawatt Greensville County combined cycle power station is approximately 60 percent complete and is expected to begin commercial operations in late 2018.

"Since our last earnings call we've made exciting announcements around our investment in solar-powered generation for a $1 billion Facebook facility in Virginia, steps toward the development of a large pumped storage power generation facility, and progress on our off-shore wind project.

"And finally, on October 12 the Dominion Board of Directors declared a dividend that represented a ten percent year-over-year increase."

THIRD-QUARTER 2017 REPORTED AND OPERATING EARNINGS COMPARED TO 2016
Reported earnings decreased $25 million as compared to third-quarter 2016.  Business segment results and detailed descriptions of items included in reported earnings but excluded from operating earnings can be found on schedules 1, 2, and 3 of this release.

Operating earnings decreased $44 million as compared to third-quarter 2016 operating earnings.   The decrease is primarily attributable to milder weather in our regulated service territory, a step down in solar investment tax credits, and a reduction of Cove Point import contract revenues.  Factors offsetting the decrease include the addition of Dominion Energy Questar and gains from farmout agreements.

Details of third-quarter operating earnings as compared to 2016 may be found on Schedule 4 of this release.

FOURTH-QUARTER 2017 OPERATING EARNINGS GUIDANCE
Dominion Energy expects fourth-quarter 2017 operating earnings in the range of $0.80-$1.00 per share, compared to fourth-quarter 2016 operating earnings of $0.99 per share.  Positive factors for the fourth quarter compared to last year include increased revenues from our growth projects and an earnings contribution from the recent Dominion Products and Services agreement with HomeServe PLC. Negative factors compared to last year include a planned refueling outage at Millstone Power Station, lower Cove Point import contract revenues, a step down in solar investment tax credits and higher electric capacity expense.

The company is maintaining its previously issued 2017 operating earnings guidance of $3.40-$3.90 per share.

In providing its operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, acquisitions, divestitures or changes in accounting principles. At this time, Dominion Energy management is not able to estimate the aggregate impact of these items on future period reported earnings.

CONFERENCE CALL TODAY
Dominion Energy will host its third-quarter earnings conference call at 10 a.m. ET on Monday, Oct. 30, 2017.  Management will discuss third-quarter financial results and other matters of interest to the financial community.

Domestic callers should dial (877) 410-5657.   International callers should dial (334) 323-9872.  The passcode for the conference call is "Dominion."  Participants should dial in 10 to 15 minutes prior to the scheduled start time.  Members of the media also are invited to listen.

A live webcast of the conference call, including accompanying slides, and other financial information will be available on the investor information pages at www.dominionenergy.com/investors.

A replay of the conference call will be available beginning about 1 p.m. ET Oct. 30 and lasting until 11 p.m. ET Nov. 6.  Domestic callers may access the recording by dialing (877) 919-4059.  International callers should dial (334) 323-0140.  The PIN for the replay is 82859043.  Additionally, a replay of the webcast will be available on the investor information pages by the end of the day Oct. 30.

Dominion Energy is one of the nation's largest producers and transporters of energy, with a portfolio of approximately 25,600 megawatts of generation, 15,000 miles of natural gas transmission, gathering and storage pipeline, and 6,600 miles of electric transmission lines. Dominion Energy operates one of the nation's largest natural gas storage systems with 1 trillion cubic feet of storage capacity and serves more than 6 million utility and retail energy customers. For more information about Dominion Energy, visit the company's website at www.dominionenergy.com.

This release contains certain forward-looking statements, including forecasted operating earnings for fourth-quarter and full-year 2017 and beyond which are subject to various risks and uncertainties.  Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, including fluctuations in energy-related commodity prices, estimates of future market conditions, additional competition in our industries, changes in the demand for Dominion Energy's services, access to and costs of capital, fluctuations in the value of our pension assets and assets held in our decommissioning trusts, impacts of acquisitions, divestitures, transfers of assets to joint ventures or Dominion Energy Midstream and retirements of assets based on asset portfolio reviews, the receipt of approvals for, and timing of, closing dates for acquisitions and divestitures, the timing and execution of Dominion Energy Midstream's growth strategy, and the ability to complete planned construction or expansion projects at all or within the terms and timeframes initially anticipated.  Other factors include, but are not limited to, weather conditions and other events, including the effects of hurricanes, earthquakes, high winds, major storms and changes in water temperatures on operations, the risk associated with the operation of nuclear facilities, unplanned outages at facilities in which Dominion Energy has an ownership interest, the impact of operational hazards and catastrophic events, state and federal legislative and regulatory developments, including changes in federal and state tax laws and changes to environmental and other laws and regulations, including those related to climate change, greenhouse gases and other emissions to which we are subject, changes in enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities, political and economic conditions, industrial, commercial and residential growth or decline in Dominion Energy's service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion Energy, changes to rating agency requirements and ratings, changing financial accounting standards, fluctuations in interest rates, employee workforce factors, including collective bargaining, counter-party credit and performance risks, adverse outcomes in litigation matters or regulatory proceedings, the risk of hostile cyber intrusions and other uncertainties.  Other risk factors are detailed from time to time in Dominion Energy's quarterly reports on Form 10-Q or most recent annual report on Form 10-K filed with the Securities and Exchange Commission.
#####

CONTACTS:      Media: Ryan Frazier, (804) 819-2521 or C.Ryan.Frazier@dominionenergy.com
                              Financial analysts: Steven Ridge, (804) 819-2492 or Steven.D.Ridge@dominionenergy.com

Dominion Energy, Inc.
Consolidated Statements of Income*
Unaudited (GAAP Based)
(millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
(millions, except per share amounts)
Operating Revenue	$ 3,179	$ 3,132	$ 9,376	$ 8,651
Operating Expenses
Electric fuel and other energy-related purchases	638	606	1,711	1,791
Purchased (excess) electric capacity	21	(6)	(8)	107
Purchased gas	24	77	441	252
Other operations and maintenance	649	765	2,166	2,133
Depreciation, depletion and amortization	485	400	1,421	1,112
Other taxes	162	145	519	448
Total operating expenses	1,979	1,987	6,250	5,843
Income from operations	1,200	1,145	3,126	2,808
Other income	73	63	249	189
Interest and related charges	305	250	905	715
Income from operations including noncontrolling interests before income tax expense	968	958	2,470	2,282
Income tax expense	272	230	683	561
Net Income Including Noncontrolling Interests	696	728	1,787	1,721
Noncontrolling Interests	31	38	100	55
Net Income Attributable to Dominion Energy	$ 665	$ 690	$ 1,687	$ 1,666
Earnings Per Common Share
Net income attributable to Dominion Energy - Basic	$ 1.03	$ 1.10	$ 2.66	$ 2.72
Net income attributable to Dominion Energy - Diluted	1.03	1.10	2.66	2.71
Dividends Declared Per Common Share	$ 0.7700	$ 0.7000	$ 2.2800	$ 2.1000

* The notes contained in Dominion Energy's most recent quarterly report on Form 10-Q or annual report on Form 10-K are an integral part of the Consolidated Financial Statements.

Schedule 1 - Segment Reported and Operating Earnings

	Preliminary, Unaudited
	(millions, except earnings per share)	Three months ended September 30,
		2017	2016	Change

	REPORTED EARNINGS [1]	$ 665	$ 690	$ (25)

	Pre-tax loss (income) [2]	12	48	(36)
	Income tax [2]	(5)	(22)	17
	Adjustments to reported earnings	7	26	(19)

	OPERATING EARNINGS	$ 672	$ 716	$ (44)
	By segment:
	Power Delivery[4]	138	139	(1)
	Power Generation[4]	369	650	(281)
	Gas Infrastructure[3,4]	187	135	52
	Corporate and Other	(22)	(208)	186
		$ 672	$ 716	$ (44)

	Earnings Per Share (EPS):
	REPORTED EARNINGS [1]	$ 1.03	$ 1.10	$ (0.07)
	Adjustments to reported earnings (after tax)	0.01	0.04	(0.03)
	OPERATING EARNINGS	$ 1.04	$ 1.14	$ (0.10)
	By segment:
	Power Delivery	0.21	0.22	(0.01)
	Power Generation	0.57	1.04	(0.47)
	Gas Infrastructure[3]	0.29	0.21	0.08
	Corporate and Other	(0.03)	(0.33)	0.30
		$ 1.04	$ 1.14	$ (0.10)

	Common Shares Outstanding (average, diluted)	642.5	626.0

	(millions, except earnings per share)	Nine months ended September 30,
		2017	2016	Change

	REPORTED EARNINGS [1]	$ 1,687	$ 1,666	$ 21

	Pre-tax loss (income) [2]	28	103	(75)
	Income tax [2]	(11)	(40)	29
	Adjustments to reported earnings	17	63	(46)

	OPERATING EARNINGS	$ 1,704	$ 1,729	$ (25)
	By segment:
	Power Delivery	390	363	27
	Power Generation	870	1,066	(196)
	Gas Infrastructure[3]	613	483	130
	Corporate and Other	(169)	(183)	14
		$ 1,704	$ 1,729	$ (25)

	Earnings Per Share (EPS):
	REPORTED EARNINGS [1]	$ 2.66	$ 2.71	$ (0.05)
	Adjustments to reported earnings (after tax)	0.03	0.10	(0.07)
	OPERATING EARNINGS	$ 2.69	$ 2.81	$ (0.12)
	By segment:
	Power Delivery	0.62	0.59	0.03
	Power Generation	1.37	1.74	(0.37)
	Gas Infrastructure[3]	0.97	0.78	0.19
	Corporate and Other	(0.27)	(0.30)	0.03
		$ 2.69	$ 2.81	$ (0.12)

	Common Shares Outstanding (average, diluted)	633.4	613.8

1)	Determined in accordance with Generally Accepted Accounting Principles (GAAP).
2)
Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings.  Refer to Schedules 2 and 3 for details, or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion Energy's website at www.dominionenergy.com/investors.

3)	Includes Dominion Energy Questar effective September 2016.
4)
In connection with its corporate rebranding, Dominion Energy changed the names of its principal operating segments to Power Delivery, Power Generation and Gas Infrastructure from Dominion Virginia Power, Dominion Generation and Dominion Energy, respectively.

Schedule 2 - Reconciliation of 2017 Operating Earnings to Reported Earnings

2017 Earnings (Nine months ended September 30, 2017)

The  $28 million pre-tax net effect of the adjustments included in 2017 reported earnings, but excluded from operating earnings, is primarily related to the following items:

•	$41 million net gain related to our investments in nuclear decommissioning trust funds.
•	$39 million of transition and integration costs associated with the Dominion Energy Questar combination.
•	$15 million charge to write-off the balance of a regulatory asset, originally established in a prior year, which is no longer considered probable of recovery.

(millions, except per share amounts)	1Q17	2Q17	3Q17	4Q17	YTD 2017	[2]
Reported earnings	$632	$390	$665		$1,687
Adjustments to reported earnings [1]:
Pre-tax loss (income)	(31)	47	12		28
Income tax	10	(16)	(5)		(11)
	(21)	31	7		17
Operating earnings	$611	$421	$672		$1,704
Common shares outstanding (average, diluted)	628.1	629.2	642.5		633.4
Reported earnings per share	$1.01	$0.62	$1.03		$2.66
Adjustments to reported earnings (after-tax)	(0.04)	0.05	0.01		0.03
Operating earnings per share	$0.97	$0.67	$1.04		$2.69

1) Adjustments to reported earnings are reflected in the following table:
	1Q17	2Q17	3Q17	4Q17	YTD 2017
Pre-tax loss (income):
Net gain on NDT funds	(34)	(3)	(4)		(41)
Questar transition and integration costs	3	20	16		39
Regulatory asset write-off		15			15
Other		15			15
	($31)	$47	$12		$28
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings *	$10	($16)	($5)		($11)

* Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, such amounts may be adjusted in connection with the calculation of the Company's year-to-date income tax provision based on its estimated annual effective tax rate.

2) YTD EPS may not equal sum of quarters due to rounding or share count differences

Schedule 3 - Reconciliation of 2016 Reported Earnings to Operating Earnings

2016 Earnings (Twelve months ended December 31, 2016)

The $359 million pre-tax net effect of the adjustments included in 2016 reported earnings, but excluded from operating earnings, is primarily related to the following items:

•
$197 million additional charge associated with the asset retirement obligations for ash ponds and landfills at certain utility generation facilities to comply with the EPA coal combustion residuals rule.

•	$74 million of transaction and transition costs associated with the Dominion Energy Questar combination, which was completed in September 2016.
•	$65 million charge associated with an organizational design initiative and primarily comprised of employee severance benefits.
•	$23 million of restoration costs associated with Hurricane Matthew affecting our electric utility service territories.

(millions, except per share amounts)	1Q16	2Q16	3Q16	4Q16	YTD 2016	[2]
Reported earnings	$524	$452	$690	$457	$2,123
Adjustments to reported earnings [1]:
Pre-tax loss (income)	67	(12)	48	256	359
Income tax	(19)	1	(22)	(95)	(135)
	48	(11)	26	161	224
Operating earnings	$572	$441	$716	$618	$2,347
Common shares outstanding (average, diluted)	598.2	617.0	626.0	627.1	617.1
Reported earnings per share	$0.88	$0.73	$1.10	$0.73	$3.44
Adjustments to reported earnings (after-tax)	0.08	(0.02)	0.04	0.26	0.36
Operating earnings per share	$0.96	$0.71	$1.14	$0.99	$3.80

1) Adjustments to reported earnings are reflected in the following table:
	1Q16	2Q16	3Q16	4Q16	YTD 2016
Pre-tax loss (income):
Future ash ponds and landfill closure costs				197	197
Questar transaction and transition costs	2	5	53	14	74
Organizational design initiative	70	(5)			65
Hurricane Matthew costs				23	23
Other items	(5)	(12)	(5)	22	0
	$67	($12)	$48	$256	$359
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings *	(19)	1	(10)	(95)	(123)
Divestiture tax settlement			(12)		(12)
	($19)	$1	($22)	($95)	($135)

* Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate.  For interim reporting purposes, such amounts may be adjusted in connection with the calculation of the Company's year-to-date income tax provision based on its estimated annual effective tax rate.

2) YTD EPS may not equal sum of quarters due to rounding or share count differences

Schedule 4 - Reconciliation of 3Q17 Earnings to 3Q16

Preliminary, Unaudited	Three Months Ended		Nine Months Ended
(millions, except EPS)	September 30,		September 30,
	2017 vs. 2016		2017 vs. 2016
	Increase / (Decrease)		Increase / (Decrease)
Reconciling Items	Amount	EPS	Amount	EPS

Change in reported earnings (GAAP)	($25)	($0.07)	$21	($0.05)

Change in Pre-tax loss (income) [1]	($36)		($75)
Change in Income tax [1]	17		29
Adjustments to reported earnings	($19)	($0.03)	($46)	($0.07)

Change in consolidated operating earnings	($44)	($0.10)	($25)	($0.12)

Power Delivery
Regulated electric sales:
Weather	($13)	($0.02)	($19)	($0.03)
Other	1	-	12	0.02
FERC Transmission equity return	5	0.01	14	0.02
Storm damage and service restoration	3	-	17	0.03
Other	3	-	3	-
Share dilution	-	-	-	(0.01)
Change in contribution to operating earnings	($1)	($0.01)	$27	$0.03

Power Generation
Regulated electric sales:
Weather	($33)	($0.05)	($45)	($0.07)
Other	6	0.01	27	0.04
Merchant generation margin	6	0.01	(9)	(0.02)
Renewable energy investment tax credits	(242)	(0.39)	(187)	(0.31)
Noncontrolling interests related to solar partnerships	14	0.02	1	-
Depreciation	(12)	(0.02)	(38)	(0.06)
Electric capacity	(16)	(0.03)	70	0.11
Other	(4)	(0.01)	(15)	(0.02)
Share dilution	-	(0.01)	-	(0.04)
Change in contribution to operating earnings	($281)	($0.47)	($196)	($0.37)

Gas Infrastructure
Dominion Energy Questar combination[2]	$34	$0.05	$184	$0.30
Farmout transaction	33	0.05	7	0.01
Transportation and storage growth projects	7	0.01	23	0.04
Noncontrolling interests	(9)	(0.01)	(28)	(0.04)
Cove Point import contracts	(27)	(0.04)	(63)	(0.10)
Other	14	0.02	7	0.01
Share dilution	-	-	-	(0.03)
Change in contribution to operating earnings	$52	$0.08	$130	$0.19

Corporate and Other
Renewable energy investment tax credits	$195	$0.31	$90	$0.14
Interest expense and other	(9)	(0.01)	(76)	(0.11)
Change in contribution to operating earnings	$186	$0.30	$14	$0.03

Change in consolidated operating earnings	($44)	($0.10)	($25)	($0.12)

Change in adjustments included in reported earnings[1]	$19	$0.03	$46	$0.07

Change in consolidated reported earnings	($25)	($0.07)	$21	($0.05)

1)
Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings. Refer to Schedules 2 and 3 for details, or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion Energy's website at www.dominionenergy.com/investors.

2)	Excludes financing impact of Dominion Energy Questar combination.
Note: Figures may not add due to rounding